Exhibit 99.1

Company Contacts:
Michael Anthofer
Chief Financial Officer
408-321-6711

Investor Relations:

Moriah Shilton

Sr. Director, Investor Relations
408-321-6713

Media Relations:
Judy Erkanat
Director, Media Relations
408-321-6751

Tessera Announces Executive Transition

SAN JOSE, Calif., Nov 11, 2010 -- Tessera Technologies, Inc. (Nasdaq: TSRA) today announced the appointment of John Keating as interim executive vice president of Imaging & Optics, reporting directly to Tessera's Chairman and Chief Executive Officer Henry R. Nothhaft.

Keating has been with Tessera since 2003, and is the company's senior vice president of Corporate Development. He replaces Michael Bereziuk, who is leaving the company due to personal reasons.

Bereziuk will remain with the company as an advisor to ensure a smooth and orderly transition of duties, leaving by the end of the first quarter of 2011.

"During his five years with Tessera, Mike played a key role in the formation and development of our Imaging & Optics business, and I would like to take this opportunity to thank him for his contributions to the company," said Nothhaft.  "I am pleased that John Keating will act as our interim executive vice president of Imaging & Optics."

Safe Harbor Statement
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the employment status of executive personnel as well as the quality with which employment transitions occur. Material factors that may cause results to differ from the statements made include delays, setbacks or losses relating to our intellectual property or intellectual property litigations, or any invalidation or limitation of our key patents; fluctuations in our operating results due to the timing of new license agreements and royalties, or due to legal costs; changes in patent laws, regulation or enforcement, or other factors that might affect our ability to protect our intellectual property; the risk of a decline in demand for semiconductor products; failure by the industry to adopt our technologies; competing technologies; the future expiration of our patents; the future expiration of our license agreements and the cessation of related royalty income; the failure or refusal of licensees to pay royalties; failure to achieve the growth prospects and synergies expected from acquisition transactions; and delays and challenges associated with integrating acquired companies with our existing businesses. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, include more information about factors that could affect the company's financial results. Tessera assumes no obligation to update information contained in this press release. Although this release may remain available on Tessera's website or elsewhere, its continued availability does not indicate that Tessera is reaffirming or confirming any of the information contained herein.

About Tessera

Tessera Technologies, Inc. invests in, licenses and delivers innovative miniaturization technologies that transform next-generation electronic devices. The company's micro-electronics solutions enable smaller, higher-functionality devices through chip-scale, 3D and wafer-level packaging technology, as well as high-density substrate and silent air cooling technology. Tessera's imaging and optics solutions provide low-cost, high-quality camera functionality for wafer-level cameras, compact camera modules and specialty micro-optics systems, and include image enhancement technologies, wafer-level packaging and micro-optic solutions. Tessera licenses its technologies, as well as delivers products based on these technologies, to promote the development of the supply chain infrastructure.  The company is headquartered in San Jose, California. For information call 1.408.321.6000 or go to www.tessera.com.

Tessera and the Tessera logo are trademarks or registered trademarks of Tessera, Inc. or its affiliated companies in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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